                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

                                                                                          Settlement Date                 8/31/2003
                                                                                          Determination Date              9/10/2003
                                                                                          Distribution Date               9/15/2003

I.      All Payments on the Contracts                                                                                  1,840,200.27
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                               20,258.12
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                         15,927.28
VI.     Distribution from the Reserve Account                                                                             71,383.82
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                                1,566.76
VIII.   Transfers to the Pay-Ahead Account                                                                                  (900.67)
IX.     Less:  Investment Earnings distributions
        (a)  To Sellers with respect to the Collection Account                                                                 0.00
        (b)  To Sellers with respect to the Pay-Ahead Account                                                                 (0.63)
X. Deposits in error 0.00 Total available amount in Collection Account                                                 $1,948,434.95
                                                                                                                       =============



DISTRIBUTION AMOUNTS                                           Cost per $1000
---------------------------------------------                  --------------

1.  (a) Class A-1 Note Interest Distribution                                                         0.00
    (b) Class A-1 Note Principal Distribution                                                        0.00
        Aggregate Class A-1 Note Distribution                    0.00000000                                                    0.00

2.  (a) Class A-2 Note Interest Distribution                                                         0.00
    (b) Class A-2 Note Principal Distribution                                                        0.00
        Aggregate Class A-2 Note Distribution                    0.00000000                                                    0.00

3.  (a) Class A-3 Note Interest Distribution                                                         0.00
    (b) Class A-3 Note Principal Distribution                                                        0.00
        Aggregate Class A-3 Note Distribution                    0.00000000                                                    0.00

4.  (a) Class A-4 Note Interest Distribution                                                         0.00
    (b) Class A-4 Note Principal Distribution                                                        0.00
        Aggregate Class A-4 Note Distribution                    0.00000000                                                    0.00

5.  (a) Class A-5 Note Interest Distribution                                                         0.00
    (b) Class A-5 Note Principal Distribution                                                        0.00
        Aggregate Class A-5 Note Distribution                    0.00000000                                                    0.00

6.  (a) Class A-6 Note Interest Distribution                                                         0.00
    (b) Class A-6 Note Principal Distribution                                                        0.00
        Aggregate Class A-6 Note Distribution                    0.00000000                                                    0.00

7.  (a) Class B Note Interest Distribution                                                      48,893.08
    (b) Class B Note Principal Distribution                                                  1,743,197.39
        Aggregate Class B Note Distribution                    168.27140563                                            1,792,090.47

8.  (a) Class C Note Interest Distribution                                                      98,822.83
    (b) Class C Note Principal Distribution                                                          0.00
        Aggregate Class C Note Distribution                      5.70833312                                               98,822.83

9.  Servicer Payment
    (a) Servicing Fee                                                                           10,873.01
    (b) Reimbursement of prior Monthly Advances                                                 46,648.64
        Total Servicer Payment                                                                                            57,521.65

10. Deposits to the Reserve Account                                                                                            0.00

Total Distribution Amount from Collection Account                                                                     $1,948,434.95
                                                                                                                      =============
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                                  Page 1 of 4


Reserve Account distributions to Sellers

  (a) Amounts to the Sellers (Chase USA) from Excess Collections                                     0.00
  (b) Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                          0.00
  (c) Distribution from the Reserve Account to the Sellers(Chase USA)                                0.00
  (d) Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                     0.00
             Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                        0.00
                                                                                                                      =============

Payahead Account distributions to Sellers

  (a) Distribution from the Payahead Account to the Sellers(Chase USA)                               0.32
  (b) Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                    0.31
             Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                        0.63
                                                                                                                      =============

          INTEREST
-------------------------------

1. Current Interest Requirement
   (a) Class A-1 Notes    @             5.845%                                                       0.00
   (b) Class A-2 Notes    @             6.028%                                                       0.00
   (c) Class A-3 Notes    @             6.140%                                                       0.00
   (d) Class A-4 Notes    @             6.250%                                                       0.00
   (e) Class A-5 Notes    @             6.420%                                                       0.00
   (f) Class A-6 Notes    @             6.500%                                                       0.00
             Aggregate Interest on Class A Notes                                                                               0.00
   (g) Class B Notes @                  6.680%                                                                            48,893.08
   (h) Class C Notes @                  6.850%                                                                            98,822.83

2. Remaining Interest Shortfall
   (a) Class A-1 Notes                                                                               0.00
   (b) Class A-2 Notes                                                                               0.00
   (c) Class A-3 Notes                                                                               0.00
   (d) Class A-4 Notes                                                                               0.00
   (e) Class A-5 Notes                                                                               0.00
   (f) Class A-6 Notes                                                                               0.00
   (g) Class B Notes                                                                                 0.00
   (h) Class C Notes                                                                                 0.00

3. Total Distribution of Interest                              Cost per $1000
                                                               --------------
   (a) Class A-1 Notes                                           0.00000000                          0.00
   (b) Class A-2 Notes                                           0.00000000                          0.00
   (c) Class A-3 Notes                                           0.00000000                          0.00
   (d) Class A-4 Notes                                           0.00000000                          0.00
   (e) Class A-5 Notes                                           0.00000000                          0.00
   (f) Class A-6 Notes                                           0.00000000                          0.00
             Total Aggregate Interest on Class A Notes                                                                         0.00
   (g) Class B Notes                                             4.59089953                                               48,893.08
   (h) Class C Notes                                             5.70833312                                               98,822.83


             PRINCIPAL
---------------------------------------

                                                               No. of Contracts
                                                               ----------------
1. Amount of Stated Principal Collected                                                                     457,329.99
2. Amount of Principal Prepayment Collected                              44                               1,196,466.50
3. Amount of Liquidated Contract                                          2                                  89,400.90
4. Amount of Repurchased Contract                                         0                                       0.00

    Total Formula Principal Distribution Amount                                                                        1,743,197.39

5. Principal Balance before giving effect to Principal Distribution                            Pool Factor
   (a) Class A-1 Notes                                                                          0.0000000                      0.00
   (b) Class A-2 Notes                                                                          0.0000000                      0.00
   (c) Class A-3 Notes                                                                          0.0000000                      0.00
   (d) Class A-4 Notes                                                                          0.0000000                      0.00
   (e) Class A-5 Notes                                                                          0.0000000                      0.00
   (f) Class A-6 Notes                                                                          0.0000000                      0.00
   (g) Class B Notes                                                                            0.8247125              8,783,188.05
   (h) Class C Notes                                                                            1.0000000             17,312,029.25
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
6. Remaining Principal Shortfall
   (a) Class A-1 Notes                                                                                                         0.00
   (b) Class A-2 Notes                                                                                                         0.00
   (c) Class A-3 Notes                                                                                                         0.00
   (d) Class A-4 Notes                                                                                                         0.00
   (e) Class A-5 Notes                                                                                                         0.00
   (f) Class A-6 Notes                                                                                                         0.00
   (g) Class B Notes                                                                                                           0.00
   (h) Class C Notes                                                                                                           0.00

7. Principal Distribution                                      Cost per $1000
                                                               --------------
   (a) Class A-1 Notes                                           0.00000000                                                    0.00
   (b) Class A-2 Notes                                           0.00000000                                                    0.00
   (c) Class A-3 Notes                                           0.00000000                                                    0.00
   (d) Class A-4 Notes                                           0.00000000                                                    0.00
   (e) Class A-5 Notes                                           0.00000000                                                    0.00
   (f) Class A-6 Notes                                           0.00000000                                                    0.00
   (g) Class B Notes                                           163.68050610                                            1,743,197.39
   (h) Class C Notes                                             0.00000000                                                    0.00

8. Principal Balance after giving effect to Principal Distribution                                   Pool Factor
   (a) Class A-1 Notes                                                                                 0.0000000               0.00
   (b) Class A-2 Notes                                                                                 0.0000000               0.00
   (c) Class A-3 Notes                                                                                 0.0000000               0.00
   (d) Class A-4 Notes                                                                                 0.0000000               0.00
   (e) Class A-5 Notes                                                                                 0.0000000               0.00
   (f) Class A-6 Notes                                                                                 0.0000000               0.00
   (g) Class B Notes                                                                                   0.6610320       7,039,990.66
   (h) Class C Notes                                                                                   1.0000000      17,312,029.25


            POOL DATA
--------------------------------------
                                                                                                    Aggregate
                                                                        No. of Contracts        Principal Balance
                                                                        ----------------        -----------------
1. Pool Stated Principal Balance as of         8/31/2003                     941                   24,352,019.91

2. Delinquency Information                                                                                             % Delinquent
                                                                                                                       ------------
       (a) 31-59 Days                                                         15                      762,753.47          3.132%
       (b) 60-89 Days                                                          6                      206,633.42          0.849%
       (c) 90-119 Days                                                         3                       83,037.61          0.341%
       (d) 120 Days +                                                          0                            0.00          0.000%

3. Contracts Repossessed during the Due Period                                 0                            0.00

4. Current Repossession Inventory                                              1                       26,127.06

5. Aggregate Net Losses for the preceding Collection Period
   (a) Aggregate Principal Balance of Liquidated Receivables                   2                       89,400.90
   (b) Net Liquidation Proceeds on any Liquidated Receivables                                          20,258.12
                                                                                                   -------------
   Total Aggregate Net Losses for the preceding Collection Period                                                         69,142.78

6. Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                         212,567.04

7. Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)         596                                       5,307,002.93

8. Weighted Average Contract Rate of all Outstanding Contracts                                                                8.953%

9. Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                                 101.503


              TRIGGER ANALYSIS
---------------------------------------------

1. (a) Average 60+ Delinquency Percentage                        1.369%
   (b) Delinquency Percentage Trigger in effect ?                             NO

2. (a) Average Net Loss Ratio                                    0.015%
   (b) Net Loss Ratio Trigger in Effect ?                                     NO
   (c) Net Loss Ratio (Using Ending Pool Balance)                0.067%

3. (a) Servicer Replacement Percentage                           0.149%
   (b) Servicer Replacement Trigger in effect ?                               NO
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                                  Page 3 of 4
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

               MISCELLANEOUS
---------------------------------------------

1. Monthly Servicing Fees                                                                                                 10,873.01

2. Servicer Advances                                                                                                      15,927.28

3. (a) Opening Balance of the Reserve Account                                                                          5,325,240.59
   (b) Deposits to the Reserve Account                                                                        0.00
   (c) Investment Earnings in the Reserve Account                                                         2,678.85
   (d) Distribution from the Reserve Account                                                            (71,383.82)
   (e) Ending Balance of the Reserve Account                                                                           5,256,535.62

4. Specified Reserve Account Balance                                                                                   5,325,240.59

5. (a) Opening Balance in the Pay-Ahead Account                                                                            2,412.71
   (b) Deposits to the Pay-Ahead Account from the Collection Account                                        900.67
   (c) Investment Earnings in the Pay-Ahead Account                                                           0.63
   (d) Transfers from the Pay-Ahead Account to the Collection Account                                    (1,566.76)
   (e) Ending Balance in the Pay-Ahead Account                                                                             1,747.25
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